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Contacts:
Third Wave Technologies                     Vida Communication
Rod Hise                                    Stephanie Diaz (investors)
(608) 663-4010                              (415) 885-2298
rhise@twt.com                               sdiaz@vidaLLC.com

                                            Tim Brons (media)
                                            (646) 319-8981
                                            tbrons@vidaLLC.com

For Immediate Release

THIRD WAVE ANNOUNCES MANAGEMENT SUCCESSION PLAN
Lance Fors Assumes New Role as Executive Chairman; John Puisis Named CEO


MADISON, Wis., May 6, 2004 - Third Wave Technologies Inc. (Nasdaq: TWTI) today announced that its co-founder, Lance Fors, Ph.D., is transitioning to the position of executive chairman in order to dedicate his efforts toward the assessment and development of next generation technologies. The company announced that John J. Puisis, Third Wave's president and chief operating officer, will become chief executive officer and also take a seat on the company's board of directors. Third Wave expects this plan to be completed prior to the company's annual shareholders meeting on June 22, 2004.

"It is my great pleasure to announce that John Puisis, my partner in implementing our successful transition toward molecular diagnostics, will be named CEO," Dr. Fors said. "Having John assume the responsibilities of CEO allows Third Wave to capitalize on the strong foundation we have built during the past few years. This move enables me to focus on the identification of novel technologies that could add future value to the company."

Mr. Puisis, 44, joined the company in September 2001 as senior vice president and chief financial officer. He was appointed chief operating officer in February 2003 and president in September 2003. Having played a key role in Third Wave's growth and strategic direction since he joined the company, Mr. Puisis now will assume overall management of the company.

"Having succeeded in taking Third Wave from a concept to its current status as a strong public company, I now feel compelled to return to what I love most--identifying breakthrough technologies for the future," Dr. Fors said. "I have been talking about this with John and our board of directors for some time and believe that now is the ideal time to implement our plan. I look forward to my renewed focus on technologies that have the potential to generate shareholder value."

"This is a time of great opportunity for Third Wave as our superior technology and talented people allow us to successfully compete in important molecular markets with cutting-edge products," Mr. Puisis said. "I strongly believe that molecular diagnostics represents a key ingredient to improving healthcare and we are dedicated to becoming a leader in this industry. The excitement generated from the fruits of the early successes of our transition toward


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molecular diagnostics is now enhanced by the fact that Lance is committed to driving value further through his knowledge and experience in identifying novel technologies. I believe shareholders will benefit greatly by leveraging our respective talents in the pursuit of key market opportunities."

About Third Wave Technologies

Third Wave Technologies is a leader in the development and marketing of molecular diagnostics for a variety of DNA and RNA analysis applications, providing physicians and researchers with superior tools to diagnose and treat disease. Third Wave's Invader(R) technology provides the company's customers with exceptional accuracy, scalability and ease of use. The company offers a number of clinical products based on its Invader(R) technology for genetic testing related to multiple disease areas. Invader(R) is a registered trademark of Third Wave Technologies Inc. For more information about Third Wave and its products, please visit the company's website at www.twt.com.

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934 as amended. Such forward-looking statements are subject to factors that could cause actual results to differ materially for Third Wave from those projected. Those factors include risks and uncertainties relating to technological approaches of Third Wave and its competitors, product development, manufacturing, market acceptance, cost and pricing of Third Wave products, dependence on collaborative partners and commercial customers, successful performance under collaborative and commercial agreements, competition, the strength of the Third Wave intellectual property, the intellectual property of others and other risk factors identified in the documents Third Wave has filed, or will file, with the Securities and Exchange Commission. Copies of the Third Wave filings with the SEC may be obtained from the SEC Internet site at www.sec.gov. Third Wave expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Third Wave's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. Third Wave Technologies, Invader and the Third Wave logo are trademarks of Third Wave Technologies, Inc.

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